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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about April 2, 1998) pertaining to the Company's 401(k) Savings Plan of our report dated January 2, 1998, with respect to the consolidated financial statements of Kaufman and Broad Home Corporation included in the Annual Report (Form 10-K) for the year ended November 30, 1997, filed with the Securities and Exchange Commission.

                             /s/ ERNST & YOUNG LLP

Los Angeles, California
April 2, 1998